SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 1000 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

On March 20, 2013, RLJ Lodging Trust (the “Company”) and RLJ Lodging Trust, L.P., the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to offer and sell 13,800,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) at a price to the public of $21.60 per Common Share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 2,070,000 Common Shares, which option was exercised in full on March 21, 2013. The estimated net proceeds from this offering were approximately $327.6 million, after deducting the underwriting discount and other estimated offering costs. The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company intends to contribute the net proceeds from this offering to the Operating Partnership. The Operating Partnership intends to use the net proceeds from this offering to fund potential acquisitions and for general corporate purposes, and may use net proceeds to repay amounts outstanding from time to time under the Operating Partnership’s unsecured revolving credit facility.

A copy of the Underwriting Agreement is attached to this report as Exhibit 1.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.                Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1

Underwriting Agreement dated March 20, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: March 25, 2013	By:	/s/ Thomas J. Baltimore, Jr.

Thomas J. Baltimore, Jr.
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Description

1.1

Underwriting Agreement dated March 20, 2013, by and among the Company, the Operating Partnership and Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).